SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 17, 2021

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Las Vegas Blvd. S STE E4-98, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 800-2511

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2021, we filed a Schedule 14F-1 (the “14F-1”) with the Securities and Exchange Commission (“SEC”) in which we disclosed (i) the current resignation of Mr. Steven Lane as our Chief Executive Officer and Secretary and the future effective date of his resignation as our sole director, (ii) the future effectiveness of the appointment of Mr. Roger Tichenor as our sole director, and (iii) the current appointment of Mr. Bruce A. Cassidy Sr. as our Chief Executive Officer, Chief Financial Officer, and Secretary.

As disclosed in the 14F-1, both Mr. Lane’s resignation as an executive officer and Mr. Cassidy’s commencement as an executive officer were effective on December 17, 2021.  Further, the resignation of Mr. Lane as our sole director and the commencement by Mr. Tichenor’s as our new director will be effective at the close of business on December 27, 2021, which is the conclusion of the ten (10)-day period following the commencement of the mailing of the 14F-1 to our stockholders of record as of December 17, 2021.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K concerning Messrs. Tichenor and Cassidy was disclosed in the 14F-1 and, for convenience, is also set forth below.

Name	Age	Position
Bruce A. Cassidy Sr.	71	CEO, CFO, Secretary
Roger Tichenor	58	Director

Bruce A. Cassidy will commence his service to our Company as its Chief Executive Officer, Chief Financial Officer, and Secretary as noted above. Since 2019, Mr. Cassidy has served as a member of the board of directors of Loop Media, Inc. (OTC: LPTV), a Glendale, California-based multichannel digital platform media company that offers self-curated, premium videos to customers in OOH venues and D2C on their personal in home and mobile devices.  Since November 2020, he has served as a director of Assisted 4 Living Inc. (OTC: ASSF), a Bradenton, Florida-based entity that provides, among other services, daily medical care for medically fragile and chronically ill children.  Bruce also currently serves on the boards of various other companies, including as Chairman of the Board of each of Ultimate Gamer, LLC, Banyan Pediatric Care Centers, and Segmint, Inc. He serves as Chairman of the Sarasota Green Group, the Executive Chairman of each of CelebYou LLC and CelebYou Productions and is on the board of directors of Selinsky Force LLC. He was also the founding investor and served on the board of directors of Ohio Legacy Corp. Previously, Mr. Cassidy was the founder and CEO of Excel Mining Systems from 1991 until its sale in 2007 to Orica Mining Services, and from 2008 to 2009, served as the President and CEO of one of its subsidiaries, Minora North & South Americas. He currently owns and operates The Concession Golf Club in Sarasota, Florida.

Executive Officer Qualifications for Mr. Cassidy:

We believe that Mr. Cassidy should serve as our Chief Executive Officer, Chief Financial Officer, and Secretary due to his extensive leadership and business experience in a wide variety of entities.

Roger Tichenor has over 30 years of investment and management experience. From 1985 to 1994 Roger was a registered stockbroker and a licensed commodity trader with Republic Securities, a company based out of Chicago, Illinois. From 1994 to 2004 he was the president of Phoenix Capital Inc., a firm that consulted with public and private companies. In 2004 he became the Managing Director of Private Equity Fund, Phoenix Capital Opportunity Fund. From 2010 to present day, Roger became a private investor in a number of different areas ranging from real estate to private lending. Since September 30, 2021, he has served as the Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer, as well as a director of Blue Water Ventures International, Inc. (OTC: BWVI), a Green Cove Springs Florida-based shallow ocean historic shipwreck exploration company. Since November 2020, he has served as a director of Assisted 4 Living Inc. (OTC: ASSF), a Bradenton, Florida-based entity that provides, among other services, daily medical care for medically fragile and chronically ill children.

Director Qualifications for Mr. Tichenor:

We believe that Mr. Tichenor should serve as a member of our board of directors due to his extensive broad-based business and financial experience with private and public companies.

There are no family relationships between or among the current directors and executive officers or the persons chosen by us to become directors or executive officers as of December 17, 2021 and as of the date of filing of this Current Report on Form 8-K nor will there be any such relationships as of the close of business on December 27, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KeyStar Corp.

/s/ Bruce A. Cassidy Sr.

Bruce A. Cassidy Sr.

Chief Executive Officer

Date: December 22, 2021